UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	September 30, 2024

OIL-DRI CORPORATION OF AMERICA
(Exact name of the registrant as specified in its charter)

Delaware	001-12622	36-2048898
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

410 North Michigan Avenue, Suite 400		60611-4213
Chicago, Illinois		(Zip Code)
(Address of principal executive offices)

The registrant's telephone number, including area code: (312) 321-1515

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10 per share	ODC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01	Entry into a Material Definitive Agreement.
Amendment No. 8 to the BMO Credit Agreement

On September 30, 2024, the Company entered into the Eighth Amendment to Credit Agreement (the “Eighth Amendment”), which amends that certain Credit Agreement, dated as of January 27, 2006, as amended (the “Credit Agreement”), among BMO Bank N.A. (formerly known as BMO Harris Bank N.A.) (“BMO”), the Company and certain domestic subsidiaries of the Company. The Eighth Amendment amends the Credit Agreement to, among other things:

•increase the amount the Company may borrow from BMO from time to time pursuant to its revolving line of credit from up to forty-five million dollars ($45,000,000) to up to seventy-five million dollars ($75,000,000) and to increase the aggregate maximum amount of letters of credit from up to ten million dollars ($10,000,000) to up to twenty million dollars ($20,000,000);

•add an accordion provision to allow the Company to increase the revolving line of credit by up to an additional fifty million dollars ($50,000,000), subject to the terms and conditions set forth in the Eighth Amendment;

•extend the termination date to September 30, 2029; and

•increase certain restrictive covenant thresholds, including but not limited to, an increase to the permitted acquisitions threshold in the restricted covenants from a cumulative total of forty-five million dollars ($45,000,000) to one hundred million dollars ($100,000,000).

The foregoing description of the Eighth Amendment do not purport to be complete and is qualified in its entirety by reference to the full text of the Eighth Amendment, a copy of which is attached hereto as Exhibit 10.1, and is incorporated herein by reference.

The Eighth Amendment has been provided solely to inform investors of their terms. The representations, warranties and covenants contained in the Eighth Amendment were made only for the purposes of such agreement and as of specific dates and were made solely for the benefit of the parties to the Eighth Amendment and may be intended not as statements of fact, but rather as a way of allocating risk to one of the parties if those statements prove to be inaccurate. In addition, such representations, warranties and covenants may have been qualified by disclosures not reflected in the text of the Eighth Amendment and may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company. The Company’s stockholders and other investors are not third-party beneficiaries under the Eighth Amendment and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company or BMO or any of their subsidiaries or affiliates.

Item 9.01	Financial Statements and Exhibits.

(d)Exhibits

Exhibit Number	Description of Exhibits

10.1	Eighth Amendment to Credit Agreement, dated September 30, 2024, by and between Oil-Dri Corporation of America and BMO Bank N.A. (formerly known as BMO Harris Bank N.A.).
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the iXBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OIL-DRI CORPORATION OF AMERICA

By:	/s/ Laura G. Scheland
Laura G. Scheland
Chief Legal Officer

Date:  October 1, 2024